As filed with the Securities and Exchange Commission on September 16, 2002
Registration No. 333-91523

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SCPIE HOLDINGS INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	95-4557980 (I.R.S. Employer Identification Number)

1888 Century Park East
Los Angeles, California 90067
(Address of Principal Executive Offices including Zip Code)

SMC CASH ACCUMULATION PLAN
(Full Title of the Plan)

Donald J. Zuk President and Chief Executive Officer SCPIE HOLDINGS INC. 1888 Century Park East Los Angeles, California 90067 (310) 551-5900	Copy to: David A. Hahn, Esq. LATHAM & WATKINS 701 B Street, Suite 2100 San Diego, California 92101 (619) 236-1234

(Name and Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

DEREGISTRATION OF SECURITIES

Pursuant to its Registration Statement on Form S-8 filed with the Securities and Exchange Commission on November 23, 1999, File No. 333-91523 (the “Registration Statement”), SCPIE Holdings Inc. (the “Registrant”) registered 100,000 shares of its common stock, par value $0.0001 per share (the “Common Stock”), for issuance under the SMC Cash Accumulation Plan (the “Plan”).

Pursuant to undertaking (a)(3) of Item 9 of the Registration Statement, this Post-Effective Amendment No. 1 is being filed solely for the purpose of de-registering all of the shares of Common Stock registered pursuant to the Registration Statement that remain unsold as of the date this Post-Effective Amendment No. 1 to Registration Statement is filed.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on September 10, 2002.

SCPIE Holdings Inc.

By:	/s/ DONALD J. ZUK
Donald J. Zuk President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE
/s/ DONALD J. ZUK Donald J. Zuk	President, Chief Executive Officer and Director(Principal Executive Officer)	September 10, 2002

/s/ ROBERT B. TSCHUDY Robert B. Tschudy	Vice President, Chief Financial Officer and Chief Accounting Officer (Principal Financial Officer and Principal Accounting Officer)	September 10, 2002

/s/ MITCHELL S. KARLAN, M.D.* Mitchell S. Karlan, M.D.	Chairman of the Board and Director	September 10, 2002

/s/ JACK E. MCCLEARY, M.D.* Jack E. McCleary, M.D.	Director and Treasurer	September 10, 2002

/s/ WILLIS T. KING, JR.* Willis T. King, Jr.	Director	September 10, 2002

Louis H. Masotti, Ph.D.	Director

/s/ CHARLES B. MCELWEE, M.D.* Charles B. McElwee, M.D.	Director	September 10, 2002

/s/ WENDELL L. MOSELEY, M.D.* Wendell L. Moseley, M.D.	Director	September 10, 2002

/s/ DONALD P. NEWELL* Donald P. Newell	Director	September 10, 2002

/s/ HARRIET M. OPFELL, M.D.* Harriet M. Opfell, M.D.	Director	September 10, 2002

/s/ WILLIAM A. RENERT, M.D.* William A. Renert, M.D.	Director	September 10, 2002

/s/ HENRY L. STOUTZ, M.D.* Henry L. Stoutz, M.D.	Director	September 10, 2002

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SIGNATURE	TITLE	DATE

/s/ REINHOLD A. ULRICH, M.D.*	Director	September 10, 2002
Reinhold A. Ulrich, M.D.

	Director	September 10, 2002
Ronald H. Wender, M.D.

*By:	/s/ DONALD J. ZUK
Donald J. Zuk Attorney-in-Fact

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